
                                                                     EXHIBIT 4.2






                                                                  EXECUTION COPY
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                            CAPITAL ONE MASTER TRUST


                         RECEIVABLES PURCHASE AGREEMENT


                                     between


                               Capital One, F.S.B.


                                       and


                            CAPITAL ONE FUNDING, LLC


                           Dated as of August 1, 2002


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                               TABLE OF CONTENTS

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                                                                                             Page
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
                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01.  Definitions ............................................................    1
     Section 1.02.  Other Definitional Provisions ..........................................    9

                                   ARTICLE II
                     PURCHASE AND CONVEYANCE OF RECEIVABLES

     Section 2.01.  Purchase ...............................................................   10
     Section 2.02.  Addition of Accounts ...................................................   11
     Section 2.03.  Removal and Deletion of Accounts .......................................   12

                                   ARTICLE III
                            CONSIDERATION AND PAYMENT

     Section 3.01.  Purchase Price .........................................................   14
     Section 3.02.  Adjustments to Purchase Price ..........................................   14
     Section 3.03.  Use of Name, Logo and Marks ............................................   14

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Section 4.01.  Representations and Warranties of Capital One Relating to Capital One ..   15
     Section 4.02.  Representations and Warranties of Capital One Relating to the
                    Agreement and the Receivables ..........................................   16
     Section 4.03.  Representations and Warranties of Funding ..............................   18

                                    ARTICLE V
                                    COVENANTS

     Section 5.01.  Covenants of Capital One ...............................................   20

                                   ARTICLE VI
                              REPURCHASE OBLIGATION

     Section 6.01.  Reassignment of Ineligible Receivables .................................   23
     Section 6.02.  Reassignment of Other Receivables ......................................   23

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     Section 7.01.  Conditions to Funding's Obligations Regarding Initial Receivables ......   25
     Section 7.02.  Conditions Precedent to Capital One's Obligations ......................   25

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

                               TABLE OF CONTENTS

                                   continued

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
                                  ARTICLE VIII
                          TERM AND PURCHASE TERMINATION

     Section 8.01.  Term ...................................................................   27

     Section 8.02.  Purchase Termination ...................................................   27

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     Section 9.01.  Amendment ..............................................................   28
     Section 9.02.  Governing Law ..........................................................   28
     Section 9.03.  Notices ................................................................   28
     Section 9.04.  Severability of Provisions .............................................   28
     Section 9.05.  Assignment .............................................................   28
     Section 9.06.  Acknowledgement and Agreement of Capital One ...........................   29
     Section 9.07.  Further Assurances .....................................................   29
     Section 9.08.  No Waiver; Cumulative Remedies .........................................   29
     Section 9.09.  Counterparts ...........................................................   29
     Section 9.10.  Binding; Third-Party Beneficiaries .....................................   29
     Section 9.11.  Merger and Integration .................................................   30
     Section 9.12.  Headings ...............................................................   30
     Section 9.13.  Schedules and Exhibits .................................................   30
     Section 9.14.  Survival of Representations and Warranties .............................   30
     Section 9.15.  Nonpetition Covenant ...................................................   30

          EXHIBIT A ........................................................................    1
          FORM OF SUPPLEMENTAL CONVEYANCE ..................................................    1
          Schedule 1 .......................................................................    1
          LIST OF ACCOUNTS .................................................................    1
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                                       ii


          RECEIVABLES PURCHASE AGREEMENT, dated as of August 1, 2002, by and between Capital One, F.S.B., a federal savings bank (together with its permitted successors and assigns, "Capital One"), and CAPITAL ONE FUNDING, LLC, a Virginia limited liability company (together with its permitted successors and assigns, "Funding").

                              W I T N E S S E T H:

          WHEREAS, Funding desires to purchase, from time to time, certain Receivables (hereinafter defined) existing or arising in designated credit card accounts of Capital One;

          WHEREAS, Capital One desires to sell and assign, from time to time, certain Receivables to Funding upon the terms and conditions hereinafter set forth;

          WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by Funding to the Trustee under the terms of the Pooling and Servicing Agreement and that the Trust created under the Pooling and Servicing Agreement will issue certificates representing beneficial interests in the Trust (each capitalized term as hereinafter defined); and

          WHEREAS, Capital One agrees that all representations, warranties, covenants and agreements made by Capital One herein with respect to the Accounts and the Receivables shall also be for the benefit of the Trust, the Trustee and the Certificateholders (each capitalized term as hereinafter defined).

          NOW, THEREFORE, it is hereby agreed by and between Capital One and Funding as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01. Definitions. All capitalized terms used herein or in any certificate, or document made or delivered pursuant hereto, and not defined herein or therein, shall have the following meanings:

          "Account" shall mean (a) each Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto), and
(c) each Related Account. The term "Account" shall not include Deleted Accounts and any Account all of the Receivables in which are reassigned to Capital One pursuant to Section 6.01 or Section 6.02.

          "Account Schedule" shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by account number, and setting forth, with respect to each Account, the aggregate amount outstanding in such Account, the aggregate amount of Principal Receivables outstanding in such Account and any amount on deposit in and/or credited to any related Deposit Account, each (a) on the Initial Cut-Off Date (for the Account Schedule delivered on the Closing Date), (b) on or prior to the Determination Date immediately succeeding the related Monthly Period (for any Account Schedule relating to Additional Accounts designated under Subsection 2.02(a)(ii)) and (c) on the Additional Cut-Off Date (for any Account Schedule relating to Additional Accounts designated under Subsection 2.02(a)(i)).

          "Addition Date" shall mean (a) with respect to Additional Accounts designated under Subsection 2.02(a)(i), the date from and after which such Additional Accounts are included as Accounts pursuant to such subsection, and
(b) with respect to Additional Accounts designated under Subsection 2.02(a)(ii), the later of the dates on which such Additional Accounts are originated or designated.

          "Additional Account" shall mean each VISA(R) and MasterCard(R)1/ consumer revolving credit card account or other consumer revolving credit account owned by Capital One that is designated pursuant to Subsection 2.02(a) to be included as an Account and is identified on an Account Schedule delivered pursuant to Sections 2.01 and 2.02.

          "Additional Cut-Off Date" shall mean (a) with respect to Additional Accounts designated under Subsection 2.02(a)(i), the date specified as such in the notice delivered with respect thereto, and (b) with respect to Additional Accounts designated under Subsection 2.02(a)(ii), the later of the dates on which such Additional Accounts are originated or designated.

          "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Agreement" shall mean this Receivables Purchase Agreement as the same may be amended and supplemented from time to time.

          "Annual Membership Fees" shall have the meaning specified in the Lending Agreement applicable to each Account for annual membership fees or similar terms.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Richmond, Virginia, or Glen Allen, Virginia, are authorized or obligated by law or executive order to be closed.

          "Capital One" shall have the meaning specified in the initial paragraph of this Agreement.

          "Cash Advance Fees" shall have the meaning specified in the Lending Agreement applicable to each Account for fees and charges for cash advances or similar terms.

          "Closing Date" shall mean August 1, 2002.

          "Collection Account" shall have the meaning specified in the Pooling and Servicing Agreement.

          "Collections" shall mean all payments received (including Recoveries and Insurance Proceeds) in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment.

______________
/1/ MasterCard and VISA are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

          "Conveyance" shall have the meaning specified in Subsection 2.01(a).

          "Debtor Relief Laws" shall mean (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

          "Defaulted Receivable" shall mean a Principal Receivable which is charged-off as uncollectible in accordance with the Lending Guidelines and the Servicer's customary and usual servicing procedures for servicing consumer revolving credit accounts. A Principal Receivable shall become a Defaulted Receivable no later than the day on which such Principal Receivable is recorded as charged-off on the Servicer's computer file of consumer revolving credit accounts.

          "Deleted Account" shall mean any Removed Account as to which there are no Receivables arising therein owned by Funding.

          "Deposit Account" shall mean the deposit account or accounts at the Depository into which Funds are deposited by or on behalf of an Obligor pursuant to the Deposit Documents, together with all money and other properties on deposit therein or credited thereto, and all interest, dividends earnings, income and other distributions from time to time received, receivable or otherwise distributed to or in respect thereof.

          "Deposit Documents" shall mean the Security Agreement, the Supplemental Deposit Agreement and all other documents, books, credit files, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Deposit Account and the Funds.

          "Depository" shall mean Capital One and/or any such other depository institution selected by Capital One and Funding organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times is a member of the Federal Deposit Insurance Corporation.

          "Determination Date" shall have the meaning specified in the Pooling and Servicing Agreement.

          "Distribution Date" shall have the meaning specified in the Pooling and Servicing Agreement.

          "Eligible Account" shall mean a MasterCard or VISA consumer revolving credit card account or other consumer revolving credit account owned by Capital One which (i) in the case of the Initial Accounts, as of the cut-off date related to its date of designation as an "Account" under the Prior PSA or (ii) in the case of the Additional Accounts, as of the applicable Additional Cut-Off Date, in each case, meets the following requirements:

          (a) which is in existence and maintained by Capital One;

          (b) which is payable in United States dollars;

          (c) which has not been identified by Capital One as an account the credit cards or checks, if any, with respect to which have been lost or stolen;

          (d) the Obligor on which has provided, as his or her most recent billing address, an address which is located in the United States or its territories or possessions or a military address;

          (e) which has not been, and does not have any Receivables which have been, sold, pledged, assigned or otherwise conveyed to any Person (except pursuant to this Agreement or the Prior PSA);

          (f) which does not have any Receivables which are Defaulted
Receivables;

          (g) which does not have any Receivables which have been identified by Capital One or the relevant Obligor as having been incurred as a result of the fraudulent use of any related credit card or check;

          (h) which relates to an Obligor who is not identified by Capital One in its computer files as being the subject of a voluntary or involuntary bankruptcy proceeding; and

          (i) which is not an account with respect to which the Obligor has requested discontinuance of responsibility.

          "Eligible Receivable" shall mean a Receivable:

          (a) which has arisen in an Eligible Account;

          (b) which was created in compliance in all material respects with the Lending Guidelines and all Requirements of Law applicable to Capital One and pursuant to a Lending Agreement which complies with all Requirements of Law applicable to Capital One;

          (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by Capital One in connection with the creation of such Receivable or the execution, delivery and performance by Capital One of its obligations, if any, under the related Lending Agreement have been duly obtained, effected or given and are in full force and effect;

          (d) as to which, at the time of its sale of such Receivable to Funding, Capital One has good and marketable title thereto and which itself is free and clear of all Liens;

          (e) which has been the subject of a valid sale and assignment from Capital One to Funding of all Capital One's right, title and interest therein;

          (f) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (g) which constitutes an "account" as defined in Article 9 of the UCC as then in effect in the State of New York and the Commonwealth of Virginia;

          (h) which, at the time of its sale to Funding, has not been waived or modified;

          (i) which, at the time of its sale to Funding, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (j) as to which, at the time of its sale to Funding, Capital One has satisfied all obligations on its part to be fulfilled under the Lending Agreement; and

          (k) as to which, at the time of its sale to Funding, Capital One has not taken any action which, or failed to take any action the omission of which, would, at the time of its sale to Funding, impair in any material respect the rights of Funding therein.

          "Finance Charge Receivables" shall mean Receivables created in respect of Periodic Rate Finance Charges, Cash Advance Fees, Late Charge Fees, Overlimit Fees, Returned Check Charges, Annual Membership Fees, and all other incidental and miscellaneous fees and charges, including charges for credit insurance.

          "Funding" shall have the meaning specified in the initial paragraph of this Agreement.

          "Funds" shall mean the money, instruments and other properties provided by or on behalf of an Obligor from time to time under the Security Agreement in respect of the Receivables.

          "Funds Collateral" shall mean, to the extent allocable to a Receivable sold to Funding under this Agreement, (a) the Deposit Account and the Funds; (b) each Deposit Document, including, without limitation, all monies due or to become due to Capital One under or in connection with such related Deposit Document, and all rights, remedies, powers, privileges, benefits and claims of Capital One under or with respect to such related Deposit Document (whether arising pursuant to the terms of such related Deposit Document or otherwise available at law or in equity); (c) all guarantees, indemnities, warranties, insurance policies and proceeds and premium refunds and other arrangements of whatever character from time to time under or with respect to the Funds, the Secured Account, the Deposit Account or the Deposit Documents; (d) all other security interests or liens from time to time purporting to secure an Obligor's obligations under or with respect to the Secured Account; and (e) all substitutions for and proceeds of any of the foregoing.

          "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Initial Account" shall mean each VISA and MasterCard consumer revolving credit card account existing on the Initial Cut-Off Date and established pursuant to a Lending

Agreement between Capital One and any Obligor, which account is identified on the Account Schedule delivered to Funding by Capital One on the Closing Date.

          "Initial Cut-Off Date" shall mean the close of business on July 26, 2002.

          "Insolvency Event" shall have the meaning specified in Section 8.02.

          "Insurance Proceeds" shall mean any amounts recovered pursuant to any credit insurance policies covering any Obligor with respect to any Receivable under such Obligor's Account.

          "Interchange" shall mean all interchange fees payable to Capital One, in its capacity as credit card issuer, through VISA, MasterCard or any other similar entity in connection with cardholder charges for goods or services with respect to the Receivables, the amount of which shall be calculated as provided in Subsection 5.01(f).

          "Late Charge Fees" shall have the meaning specified in the Lending Agreement applicable to each Account for late payment fees or similar terms.

          "Lending Agreement" shall mean, with respect to a consumer revolving credit account, the agreements between Capital One and the related Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time in conformance with all Requirements of Law, the failure to comply with which would have a material adverse effect on the interests of Funding hereunder, and as distributed (including any amendments and revisions thereto) to holders of such account.

          "Lending Guidelines" shall mean Capital One's established policies and procedures (a) relating to the operation of its credit card business, which are applicable to its entire portfolio of VISA and MasterCard and other consumer revolving credit accounts and are consistent with reasonably prudent practice, including the established policies and procedures for determining the creditworthiness of credit card or other consumer revolving credit account customers and the extension of credit to credit card and other consumer revolving credit account customers and (b) relating to the maintenance of credit card and other consumer revolving credit accounts and the collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time in conformance with all Requirements of Law, the failure to comply with which would have a material adverse effect on the interests of Funding hereunder.

          "Lien" shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that the lien created in favor of the Trustee under the Prior PSA shall not be deemed to constitute a Lien.

          "Monthly Period" shall mean the period from and including the first day of a calendar month to and including the last day of such calendar month.

          "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof but excluding any merchant.

          "Officer's Certificate" shall mean a certificate delivered to Funding signed by any Vice President or more senior officer of Capital One.

          "Overlimit Fees" shall have the meaning specified in the Lending Agreement applicable to each Account for overlimit fees or similar terms.

          "Pay Out Event" shall have the meaning specified in the Pooling and Servicing Agreement.

          "Periodic Rate Finance Charges" shall have the meaning specified in the Lending Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

          "Person" shall mean any person or entity, including any individual, corporation, limited liability company, partnership, limited liability partnership, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity of any nature.

          "Pooling and Servicing Agreement" shall mean the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, among Funding, as Transferor, Capital One, as Servicer, and The Bank of New York, as Trustee, as amended and supplemented from time to time.

          "Principal Receivables" shall mean all Receivables other than Finance Charge Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

          "Prior PSA" shall have the meaning specified in the Pooling and Servicing Agreement.

          "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

          "Purchase Price" shall have the meaning specified in Subsection
3.01(a).

          "Purchase Price Adjustment" shall have the meaning specified in
Section 3.02.

          "Purchase Price Payment Date" shall have the meaning specified in Subsection 3.01(a).

          "Purchased Assets" shall have the meaning specified in Subsection 2.01(a).

          "Rating Agency" shall mean the nationally-recognized statistical rating agency or agencies, if any, selected by Funding to rate any securities issued by the Trust.

          "Receivables" shall mean all amounts shown on Capital One's records as amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables.

          "Recoveries" shall mean all amounts received with respect to Receivables which have previously been charged off.

          "Related Account" shall mean each VISA and MasterCard consumer revolving credit card account or other consumer revolving credit account which is related to an Account and which (a) was established in compliance with the Lending Guidelines pursuant to a Lending Agreement; (b) the related Obligor or Obligors are the same Person or Persons as the Obligor or Obligors of such Account; (c) is originated (i) as a result of the credit card with respect to such Account being lost or stolen; (ii) as a result of the related Obligor requesting a change in his or her billing cycle; (iii) as a result of the related Obligor requesting the discontinuance of responsibility with respect to such Account; (iv) as a result of the related Obligor requesting a product change; or (v) for any other reasons permitted by the Lending Guidelines; and
(d) can be traced or identified by reference to or by way of the Account Schedule and the computer or other records of Capital One.

          "Removed Account" shall mean any Account as to which Capital One has received notice from the Servicer that such Account is a "Removed Account" as defined in the Pooling and Servicing Agreement.

          "Requirements of Law" shall mean, for any Person, the certificate of incorporation, certificate of formation or articles of association and by-laws, limited liability company agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

          "Returned Check Charges" shall mean the charges specified in the Lending Agreement payable for returned payment checks drawn on an Account.

          "Secured Account" shall mean an Account owned by Capital One under which the obligations of the Obligor are secured by the Funds Collateral.

          "Security Agreement" shall mean each security agreement between Capital One and an Obligor of a Secured Account pursuant to which such Obligor pledges or grants a security interest in the Funds, the Deposit Account and any other Funds Collateral to secure its obligations under its Secured Account, as amended, supplemented or otherwise modified from time to time.

          "Servicer" shall mean the entity acting as Servicer under the Pooling and Servicing Agreement.

          "Stop Date" shall have the meaning specified in Subsection 2.03(a).

          "Supplemental Conveyance" shall have the meaning specified in Subsection 2.02(b)(v).

          "Supplemental Deposit Agreement" shall mean an agreement with respect to the Deposit Account at the Depository, as amended, supplemented or otherwise modified from time to time.

          "Transfer Restriction Event" shall mean that Capital One is unable for any reason to transfer Receivables to Funding in accordance with the provisions of this Agreement, including by reason of the application of the provisions in
Section 8.02 or any order of any Governmental Authority.

          "Trust" shall mean the Capital One Master Trust, heretofore created and continued by the Pooling and Servicing Agreement.

          "Trustee" shall mean the Trustee under the Pooling and Servicing Agreement.

          "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

          Section 1.02. Other Definitional Provisions.

          The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                               [END OF ARTICLE I]

                                   ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

          Section 2.01. Purchase.

          (a) In consideration of the payment of the Purchase Price as provided herein, Capital One does hereby sell, transfer, assign, set over and otherwise convey to Funding (collectively, the "Conveyance"), without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the close of business on the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts with respect to such Initial Accounts), and at the close of business on the related Additional Cut-Off Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts with respect to such Additional Accounts), and in each case thereafter created from time to time in such Accounts, all Interchange, Insurance Proceeds and Recoveries allocable to such Receivables, any Funds Collateral securing such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof (collectively, the "Purchased Assets"). The Receivables existing in the Initial Accounts at the close of business on the Initial Cut-Off Date and thereafter arising in the Initial Accounts on or prior to the Closing Date, and the related Purchased Assets, shall be sold by Capital One and purchased by Funding on the Closing Date. Receivables arising after the Closing Date in the Initial Accounts and the related Purchased Assets shall be sold by Capital One and purchased by Funding on the date such Receivables arise. The Receivables existing in Additional Accounts at the close of business on the related Additional Cut-Off Date and thereafter arising in such Additional Accounts on or prior to the related Addition Date, and the related Purchased Assets, shall be sold by Capital One and purchased by Funding on the related Addition Date. Receivables arising after such Addition Date in such Additional Accounts and the related Purchased Assets shall be sold by Capital One and purchased by Funding on the date such Receivables arise.

          (b) Capital One shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from Capital One to Funding, (ii) cause such financing statements and amendments to name Capital One, as seller, and Funding, as purchaser, of the Purchased Assets and (iii) deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to Funding as soon as is practicable after filing.

          (c) Capital One shall, at its own expense, (i) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, indicate in its books and records (including its computer files) that Receivables created in connection with such Accounts and the related Purchased Assets have been sold to Funding in accordance with this Agreement and have been conveyed by Funding to the Trustee pursuant to the Pooling and Servicing Agreement, and (ii) on or prior to the Closing Date, in the case of Initial Accounts, and on or prior to the applicable Addition Date, in the case of Additional Accounts, deliver to Funding an Account Schedule (provided that such Account Schedule shall be provided in respect of Additional Accounts designated pursuant to Subsection

2.02(a)(ii) on or prior to the Determination Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur) containing a true and complete list of all such Accounts. Capital One shall not alter the indication referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account is no longer an Account or Capital One has taken such action as is necessary or advisable to cause the interest of Funding in the Purchased Assets to continue to be perfected and of first priority. The Account Schedules, as supplemented and amended, collectively shall be marked as Schedule 1 to this Agreement and shall be updated by Capital One on each Addition Date (or with respect to Additional Accounts designated pursuant to Subsection 2.02(a)(ii), on or prior to the Determination Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur), but not later than on a quarterly basis to include any new Related Accounts.

          (d) The parties hereto intend that the conveyance of Capital One's right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from Capital One to Funding. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that Capital One shall be deemed to have granted, and Capital One does hereby grant, to Funding a first priority perfected security interest in all of Capital One's right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets to secure the obligations of Capital One hereunder.

          (e) To the extent that Capital One retains any interest in the Purchased Assets, Capital One hereby grants to the Trustee a security interest in all of Capital One's right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, to secure the performance of all of the obligations of Capital One hereunder and under the Pooling and Servicing Agreement. With respect to such security interest and such collateral, the Trustee shall have all of the rights that it has under the Pooling and Servicing Agreement. The Trustee shall also have all of the rights of a secured creditor under the UCC.

          (f) Capital One hereby acknowledges and agrees to perform its obligations under Section 2.01 of the Pooling and Servicing Agreement.

          Section 2.02. Addition of Accounts.

          (a) (i) If, from time to time, Funding (A) becomes obligated to designate Additional Accounts pursuant to Subsection 2.08(a) of the Pooling and Servicing Agreement, or (B) elects to designate Additional Accounts pursuant to Subsection 2.08(b) of the Pooling and Servicing Agreement, then in either case Funding may, at its option, give Capital One written notice thereof on or before the eighth Business Day prior to the Addition Date therefor, and upon receipt of such notice Capital One shall on or before the Addition Date, designate sufficient Eligible Accounts to be included as Additional Accounts as requested by Funding.

          (ii) Additionally, Capital One may, at its option and with the consent of Funding, designate newly originated Eligible Accounts to be included as Additional Accounts.

          (b) On the Addition Date with respect to any designation of Additional Accounts, such Additional Accounts shall become Accounts, and Funding shall purchase Capital One's right, title and interest in, to and under the Receivables in such Additional Accounts and the related Purchased Assets as provided in Section 2.01, subject to the satisfaction of the following conditions on such Addition Date:

          (i) Capital One shall have delivered to Funding copies of UCC financing statements covering such Additional Accounts, if necessary to perfect Funding's interest in the Receivables arising therein and the related Purchased Assets;

          (ii) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to Capital One shall have occurred nor shall the sale of the Receivables arising in the Additional Accounts and the related Purchased Assets to Funding have been made in contemplation of the occurrence thereof;

          (iii) Capital One shall have delivered to Funding an Officer's Certificate of Capital One, dated the Addition Date, to the effect that (A) Capital One reasonably believes that such addition will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event under the Pooling and Servicing Agreement or any event to occur that, after the giving of notice or the lapse of time would constitute a Pay Out Event under the Pooling and Servicing Agreement and
     (B) in the case of Additional Accounts, no selection procedure was utilized by Capital One that would result in a selection of Additional Accounts (from the available Eligible Accounts owned by Capital One) that would be materially adverse to the interests of Funding as of the date of the addition;

          (iv) Capital One shall have indicated in its computer files that Receivables created in connection with such Additional Accounts and the related Purchased Assets have been sold to Funding and shall have delivered to Funding the Account Schedule with respect to such Additional Accounts (in the case of Additional Accounts designated pursuant to Subsection 2.02(a)(i));

          (v) Capital One and Funding shall have entered into a duly executed, written assignment, substantially in the form of Exhibit A (the "Supplemental Conveyance"); and

          (vi) Capital One shall have delivered to Funding an Officer's Certificate of Capital One, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (i) through (v) above.

          Section 2.03. Removal and Deletion of Accounts.

          (a) If an Account becomes a Removed Account, then Capital One shall stop selling to Funding Principal Receivables arising in such Removed Account effective on the Business Day (the "Stop Date") after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to Funding of additional Principal Receivables arising in such Removed Account, Principal Receivables sold to Funding prior to the Stop Date, Funds Collateral and Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, and Funds Collateral and Collections in respect of such Finance Charge Receivables, shall continue to be property of Funding available for transfer by Funding to the Trustee pursuant to the Pooling and Servicing Agreement. To the extent that it is not clear to Capital One whether collections or funds collateral relate to a Principal Receivable that was sold to Funding or to a principal receivable that Capital One did not sell to Funding, Capital One shall allocate payments and funds collateral on each such Removed Account with respect to the principal balance of such Removed Account first to the oldest principal balance of such Removed Account.

          (b) On and after the Stop Date for a Removed Account, Capital One may mark its books and records to indicate that such Account is a Removed Account, but Capital One shall not (i) alter the indication referenced in clause (i) of Subsection 2.01(c) with respect to such Removed Account unless and until such Account becomes a Deleted Account or Capital One has taken such action as is necessary or advisable to cause the interest of Funding in the Purchased Assets to continue to be perfected and of first priority, or (ii) delete such Removed Account from Schedule 1 hereto or any Account Schedule.

          (c) Once a Removed Account becomes a Deleted Account, Capital One shall promptly delete such Deleted Account from Schedule 1 hereto and shall indicate in its computer files that such Deleted Account is no longer an Account.

                               [END OF ARTICLE II]

                                  ARTICLE III

                            CONSIDERATION AND PAYMENT

          Section 3.01. Purchase Price.

          (a) The "Purchase Price" for the Receivables in the Initial Accounts existing at the close of business on the Initial Cut-Off Date, and the related Purchased Assets, that are conveyed to Funding under this Agreement shall be payable in cash on the Closing Date in an amount equal to the fair market value of such Receivables and the related Purchased Assets as mutually agreed upon by Capital One and Funding. This computation of initial purchase price shall assume no reinvestment in new Receivables. The Purchase Price for the Receivables (including Receivables in Additional Accounts) and the related Purchased Assets conveyed to Funding under this Agreement which come into existence after the Initial Cut-Off Date (i) shall be payable on a date (the "Purchase Price Payment Date") mutually agreed to by Capital One and Funding, but no later than the second Business Day following the calendar month in which such Receivables and the related Purchased Assets are conveyed by Capital One to Funding and (ii) shall be an amount equal to 100% of the aggregate balance of the Principal Receivables so conveyed, adjusted to reflect such factors as Capital One and Funding mutually agree will result in a Purchase Price determined to be the fair market value of such Principal Receivables and the related Purchased Assets.

          (b) Notwithstanding any other provision of this Agreement, Capital One shall not be obligated to continue to sell Receivables or other Purchased Assets to Funding to the extent that Capital One is not paid the Purchase Price therefor as provided herein.

          Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be reduced on the Purchase Price Payment Date (a "Purchase Price Adjustment") with respect to any Receivable previously conveyed to Funding by Capital One which is reduced by Capital One or the Servicer because of a rebate, refund, unauthorized charge or billing error to an Obligor, other than by reason of a Servicer error. The amount of such reduction shall equal the reduction in the principal balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this Section 3.02 causes the Purchase Price to be a negative number, Capital One agrees that on the Purchase Price Payment Date, Capital One shall pay or cause to be paid to Funding an amount equal to the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price; provided that if the reduction relating to such Purchase Price Adjustment also gives rise to an obligation on the part of Funding as Transferor to make a deposit in the Collection Account pursuant to
Section 3.09 of the Pooling and Servicing Agreement, then Capital One and Funding hereby agree that the date that Funding is required to make such deposit pursuant to Section 3.09 of the Pooling and Servicing Agreement shall be a Purchase Price Payment Date.

          Section 3.03. Use of Name, Logo and Marks. Capital One does hereby grant to Funding a non-exclusive license to use the name "Capital One" and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of the Agreement.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.01. Representations and Warranties of Capital One Relating to Capital One.

          (a) Representations and Warranties. Capital One hereby represents and warrants to, and agrees with, Funding as of the Closing Date and on each Addition Date, that:

          (i) Organization and Good Standing. Capital One is a federal savings bank validly existing under the laws of the United States of America and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

          (ii) Due Qualification. Capital One is duly qualified to do business and is in good standing as a foreign corporation or foreign limited liability company and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of Capital One to perform its obligations under this Agreement.

          (iii) Due Authorization. The execution and delivery by Capital One of this Agreement and any other document or instrument delivered by Capital One pursuant hereto, including any Supplemental Conveyance, and the consummation by Capital One of the transactions provided for in this Agreement and any such Supplemental Conveyance have been duly authorized by Capital One by all necessary action on the part of Capital One.

          (iv) No Conflict. The execution and delivery by Capital One of this Agreement and the performance by Capital One of the transactions contemplated by this Agreement and the fulfillment by Capital One of the terms hereof applicable to Capital One, will not conflict with or violate any organizational documents or by-laws applicable to Capital One or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which Capital One is a party or by which it or its properties are bound (other than violations of such mortgages, indentures, contracts and other agreements which do not affect the legality, validity or enforceability of any of such agreements or the Receivables and which, individually or in the aggregate, would not have a material adverse effect on Capital One or the transactions contemplated by, or its ability to perform its obligations under, this Agreement).

          (v) No Violation. The execution, delivery and performance by Capital One of this Agreement and each Supplemental Conveyance, the performance by Capital One of the transactions contemplated by this Agreement and each Supplemental Conveyance and the fulfillment by Capital One of the terms hereof and thereof applicable to Capital One will not conflict with or violate any Requirements of Law applicable to Capital One.

          (vi) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of Capital One, threatened, against Capital One before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Capital One, would materially and adversely affect the performance by Capital One of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement which, in each case, if adversely determined would be reasonably likely to result in a material adverse effect on the transactions contemplated by, or Capital One's ability to perform its respective obligations under, this Agreement.

          (vii) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Capital One in connection with the execution and delivery by Capital One of this Agreement and the performance of the transactions contemplated by this Agreement by Capital One have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of Capital One to perform its obligations under this Agreement.

          (viii) Insolvency. No Insolvency Event with respect to Capital One has occurred and the transfer of the Receivables and the related Purchased Assets by Capital One to Funding has not been made in contemplation of the occurrence thereof.

          (b) Notice of Breach. The representations and warranties set forth in this Section 4.01 shall survive the sale of the Purchased Assets to Funding. Upon discovery by Capital One or Funding of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party and the Trustee within three (3) Business Days following such discovery.

          Section 4.02. Representations and Warranties of Capital One Relating to the Agreement and the Receivables.

          (a) Representations and Warranties. Capital One hereby represents and warrants to Funding as of the Closing Date with respect to the Initial Accounts (and the Receivables arising therein), and as of the related Addition Date with respect to Additional Accounts (and the Receivables arising therein), that:

          (i) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, each constitutes a legal, valid and binding obligation of Capital One enforceable against Capital One in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

          (ii) as of the Initial Cut-Off Date with respect to the Initial Accounts (and the Receivables arising thereunder), as of the related Additional Cut-Off Date with respect to Additional Accounts designated pursuant to Subsection 2.02(a)(i) and as of the Determination Date immediately succeeding the Monthly Period in which Additional Accounts were designated pursuant to Subsection 2.02(a)(ii) with respect to such Additional Accounts, Schedule 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such applicable date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date;

          (iii) each Receivable conveyed to Funding has been conveyed to Funding free and clear of any Lien;

          (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Capital One in connection with the conveyance of Receivables to Funding have been duly obtained, effected or given and are in full force and effect;

          (v) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, constitutes a valid sale to Funding of all right, title and interest of Capital One in the Purchased Assets, and such sale is perfected under the UCC;

          (vi) on the cut-off date related to its date of designation as an "Account" under the Prior PSA, with respect to each Initial Account, and on the applicable Additional Cut-Off Date, with respect to each Additional Account, each such Account is an Eligible Account;

          (vii) on the Initial Cut-Off Date, with respect to each Initial Account, and on the applicable Additional Cut-Off Date, with respect to each Additional Account, each Receivable contained in such Account on such applicable date and sold to Funding by Capital One is an Eligible Receivable;

          (viii) as of the date of the creation of any new Receivable sold to Funding by Capital One, such Receivable is an Eligible Receivable; and

          (ix) no selection procedures reasonably believed by Capital One to be materially adverse to the interests of Funding or its transferees have been used in selecting such Accounts.

          (b) Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the sale of the Purchased Assets to Funding. Upon discovery by either Capital One or Funding of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give written notice to the other party and the Trustee within three (3) Business Days following such discovery. Capital One hereby acknowledges that Funding intends to rely on the representations hereunder in connection with representations made by Funding to secured parties, assignees or subsequent transferees including but not limited to transfers made by Funding to the Trustee pursuant to the Pooling and Servicing Agreement, and Capital One hereby consents to such reliance.

          Section 4.03. Representations and Warranties of Funding. As of the Closing Date and each Addition Date, Funding hereby represents and warrants to, and agrees with, Capital One that:

          (a) Organization and Good Standing. Funding is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Virginia and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) Due Authorization. The execution and delivery by Funding of this Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance, to which Funding is a party, and the consummation by Funding of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by Funding by all necessary company action on the part of Funding.

          (c) No Conflict. The execution and delivery of this Agreement by Funding, the performance by Funding of the transactions contemplated by this Agreement, and the fulfillment by Funding of the terms of this Agreement applicable to Funding, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Funding is a party or by which it or any of its properties are bound.

          (d) No Violation. The execution, delivery and performance of this Agreement by Funding and the fulfillment by Funding of the terms hereof applicable to Funding will not conflict with or violate any Requirements of Law applicable to Funding.

          (e) No Proceedings. There are no Proceedings or investigations pending, or to the best knowledge of Funding, threatened, against Funding, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Funding, would materially and adversely affect the performance by Funding of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

          (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Funding in connection with the execution and delivery by Funding of this Agreement and the performance by Funding of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

          The representations and warranties set forth in this Section 4.03 shall survive the sale of the Purchased Assets to Funding. Upon discovery by Capital One or Funding of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party and the Trustee within three (3) Business Days following such discovery.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                                    COVENANTS

          Section 5.01. Covenants of Capital One. Capital One hereby covenants and agrees with Funding as follows:

          (a) Receivables Not To Be Evidenced by Instruments or Chattel Paper. Except in connection with its enforcement or collection of an Account, Capital One will take no action to cause any Receivable sold to Funding hereunder to be evidenced by any instrument or chattel paper (as defined in the UCC), and if any Receivable is so evidenced as a result of any action by Capital One it shall be deemed to be a Receivable described in Subsection 6.01(a) and shall be reassigned to Capital One in accordance with Subsection 6.01(b).

          (b) Security Interests. Except for the conveyances hereunder, Capital One will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with Funding's ownership of, the Purchased Assets, or grant, create, incur, assume or suffer to exist any Lien arising through or under Capital One on any Purchased Asset or any interest therein, and Capital One shall not claim any ownership interest in any Purchased Asset and shall defend the right, title and interest of Funding in, to and under the Purchased Assets against all claims of third parties claiming through or under Capital One.

          (c) Account Allocations. If a Transfer Restriction Event occurs, then, in any such event, Capital One agrees (except as prohibited by any such order or any Requirement of Law) to allocate and pay to Funding, after the date of such Transfer Restriction Event, all Collections with respect to Principal Receivables previously sold to Funding. To the extent that it is not clear to Capital One whether collections or funds collateral relate to a Principal Receivable that was sold to Funding or to a principal receivable that Capital One is unable to sell to Funding, Capital One agrees that it shall allocate payments and funds collateral on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account. Notwithstanding any cessation of the sale to Funding of additional Principal Receivables, Principal Receivables sold to Funding prior to the occurrence of the event giving rise to such inability, Funds Collateral and Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, and Funds Collateral and Collections in respect of such Finance Charge Receivables, shall continue to be property of Funding available for transfer by Funding to the Trustee pursuant to the Pooling and Servicing Agreement.

          (d) Delivery of Collections. In the event that Capital One receives Collections or any other amounts in respect of the Purchased Assets sold to Funding hereunder, Capital One agrees to pay to Funding (or to the Servicer or the Trustee if Funding so directs) all such Collections and other amounts promptly after receipt thereof.

          (e) Notice of Liens. Capital One shall notify Funding promptly after becoming aware of any Lien arising through or under Capital One on any Purchased Asset other than the conveyances hereunder.

          (f) Interchange. Not later than 12:00 p.m., New York City time, on each Distribution Date, Capital One shall pay to Funding, in immediately available funds, the amount of Interchange allocable to the Receivables. Such amount of Interchange shall be equal to the product of (a) the total amount of interchange fees paid or payable to Capital One during the preceding Monthly Period through MasterCard and VISA (and any similar entity) and (b) a fraction the numerator of which is the aggregate amount of cardholder charges for goods and services in the Accounts with respect to such Monthly Period and the denominator of which is the aggregate amount of cardholder charges for goods and services in all MasterCard and VISA (and any similar entity) accounts owned by Capital One with respect to such Monthly Period.

          (g) Documentation of Transfer. Capital One shall timely file in all appropriate filing offices the documents which are necessary or advisable to perfect and maintain the perfection of the sale of the Purchased Assets to Funding.

          (h) Periodic Rate Finance Charges. Except (i) as otherwise required by any Requirements of Law or (ii) as is deemed by Capital One to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, Capital One shall not at any time reduce the annual percentage rate of the Periodic Rate Finance Charges assessed on the Receivables or other fees charged on any of the Accounts if, as a result of any such reduction, either (i) Capital One's reasonable expectation is that such reduction will cause a Pay Out Event to occur or (ii) such reduction is not also applied to any comparable segment of consumer revolving credit accounts owned by Capital One which have characteristics the same as, or substantially similar to, such Accounts.

          (i) Lending Agreements and Guidelines. Capital One shall comply with and perform its obligations under the Lending Agreements relating to the Accounts and the Lending Guidelines and all applicable rules and regulations of MasterCard and VISA or their respective substantial equivalents except insofar as any failure so to comply or perform would not materially and adversely affect the ability of Capital One to comply with its obligations under this Agreement or the ability of Funding to comply with its obligations under the Pooling and Servicing Agreement. Subject to compliance with all Requirements of Law and paragraph (h) above, Capital One may change the terms and provisions of the applicable Lending Agreements or the applicable Lending Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by paragraph
(h) above, Capital One will not take any such action unless (i) at the time of such action, Capital One reasonably believes that such action will not cause a Pay Out Event to occur, and (ii) such change is made applicable to the comparable segment of the revolving credit card accounts owned by Capital One which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change.

          (j) MasterCard and VISA. Capital One shall use all commercially reasonable efforts to remain, either directly or indirectly, a member in good standing of the MasterCard System, the VISA System and any other similar entity's or organization's system relating to any other type of revolving credit card accounts included as Accounts.

          (k) Name and Type and Jurisdiction of Organization. Capital One shall not change its name or its type or jurisdiction of organization without previously having delivered to Funding an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first-priority perfected ownership interest of Funding in the Purchased Assets.

          (l) Annual Opinion. On or before April 30th of each calendar year, commencing April 30, 2003, Capital One shall deliver to Funding, with a copy to the Trustee, an opinion of counsel to the effect that (i) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings is then necessary to perfect the ownership interest of Funding in the Purchased Assets, and (ii) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings will be necessary prior to April 30 of the next calendar year to perfect the ownership interest of Funding in the Purchased Assets or stating what such filings will be necessary prior to such April 30th.

                               [END OF ARTICLE V]

                                   ARTICLE VI

                              REPURCHASE OBLIGATION

          Section 6.01. Reassignment of Ineligible Receivables.

          (a) In the event any representation or warranty under Subsection 4.02(a)(ii), (iii), (iv), (vi) or (vii) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach Funding is required under Subsection 2.05(a) of the Pooling and Servicing Agreement to accept reassignment of such Receivables previously sold by Capital One to Funding pursuant to this Agreement, Capital One shall accept reassignment of such Receivables on the terms and conditions set forth in Subsection 6.01(b).

          (b) Capital One shall accept reassignment of any Receivables described in Subsection 6.01(a) from Funding on the date on which such Receivables are reassigned to Funding pursuant to Subsection 2.05(a) of the Pooling and Servicing Agreement, and shall pay for such reassigned Receivables by paying to Funding in immediately available funds prior to the fifth (5th) succeeding Business Day, an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, Funding shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to Capital One, without recourse, representation or warranty, all the right, title and interest of Funding in and to such Receivables, all Interchange, Insurance Proceeds and Recoveries allocable to such Receivables, any Funds Collateral securing such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof. Such reassigned Receivables shall be treated by Funding as collected in full as of the date on which they were reassigned. Funding shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Capital One to effect the conveyance of such Receivables and other property pursuant to this Subsection.

          Section 6.02. Reassignment of Other Receivables.

          (a) In the event any representation or warranty set forth in Subsection 4.02(a)(i) or (v) is not true and correct in any material respect and as a result of such breach Funding is required under Section 2.06 of the Pooling and Servicing Agreement to accept a reassignment of all of the Receivables previously sold by Capital One to Funding pursuant to this Agreement, Capital One shall accept a reassignment of such Receivables on the terms and conditions set forth in Subsection 6.02(b).

          (b) Capital One shall accept reassignment of any Receivables described in Subsection 6.02(a) from Funding on the date on which such Receivables are reassigned to Funding, and shall pay for such reassigned Receivables by paying to Funding, not later than 11:00 a.m., New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, Funding shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to Capital One, without recourse, representation or warranty, all the right, title and interest of Funding in and to such

Receivables, all Interchange, Insurance Proceeds and Recoveries allocable to such Receivables, any Funds Collateral securing such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof. Such reassigned Receivables shall be treated by Funding as collected in full as of the date on which they were reassigned. Funding shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Capital One to effect the conveyance of such Receivables and other property pursuant to this Section.

                               [END OF ARTICLE VI]

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

          Section 7.01. Conditions to Funding's Obligations Regarding Initial Receivables. The obligations of Funding to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of Capital One contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

          (b) All information concerning the Initial Accounts provided to Funding shall be true and correct as of the Initial Cut-Off Date in all material respects;

          (c) Capital One shall have (i) delivered to Funding a true and correct Account Schedule with respect to the Initial Accounts, and (ii) performed all other obligations required to be performed by Capital One on or before the Closing Date by the provisions of this Agreement;

          (d) Capital One shall have recorded and filed, at its expense, any financing statement with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets from Capital One to Funding, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to Funding; and

          (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Funding, and Funding shall have received from Capital One copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Funding may reasonably have requested.

          Section 7.02. Conditions Precedent to Capital One's Obligations. The obligations of Capital One to sell the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of Funding contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

          (b) Payment or provision for payment of the Purchase Price in accordance with Section 3.01 hereof shall have been made; and

          (c) All company and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Capital One, and Capital One shall have received from Funding copies of all documents

(including, without limitation, records of company proceedings) relevant to the transactions herein contemplated as Capital One may reasonably have requested.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                          TERM AND PURCHASE TERMINATION

          Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue at least until the earlier of
(i) the termination of the Trust as provided in Article XII of the Pooling and Servicing Agreement and (ii) the Pooling and Servicing Agreement being amended for the purpose of replacing Funding as Transferor under the Pooling and Servicing Agreement with an Affiliate of Funding as Transferor under the Pooling and Servicing Agreement. Thereafter this Agreement may be terminated by the mutual agreement of the parties hereto.

          Section 8.02. Purchase Termination. If (i) Capital One shall file a petition or commence a Proceeding (A) to take advantage of any bankruptcy, conservatorship, receivership, insolvency, or similar laws or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to Capital One or all or substantially all of its property, (ii) Capital One shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (iii) Capital One shall admit in writing its inability to pay its debts generally as they become due, (iv) Capital One shall make an assignment for the benefit of its creditors or (v) Capital One shall voluntarily suspend payment of its obligations (each, an "Insolvency Event"); then Capital One shall immediately cease to sell Principal Receivables to Funding and shall promptly give notice to Funding and the Trustee of such Insolvency Event. Notwithstanding any cessation of the sale to Funding of additional Principal Receivables, Principal Receivables sold to Funding prior to the occurrence of such Insolvency Event, Funds Collateral and Collections in respect of such Principal Receivables, Finance Charge Receivables (whenever created) accrued in respect of such Principal Receivables, and Funds Collateral and Collections in respect of such Finance Charge Receivables, shall continue to be property of Funding available for transfer by Funding to the Trustee pursuant to the Pooling and Servicing Agreement. To the extent that it is not clear to Capital One whether collections or funds collateral relate to a Principal Receivable that was sold to Funding or to a principal receivable that Capital One has not sold to Funding, Capital One agrees that it shall allocate payments and funds collateral on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account.

                              [END OF ARTICLE VIII]

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

          Section 9.01. Amendment. This Agreement may not be changed orally, but only by an instrument in writing signed by Funding and Capital One in accordance with this Section 9.01; provided, however, that no amendment shall be effective unless (x) Capital One and Funding have given prior notice to the Trustee and each Rating Agency, and (y) written confirmation has been received by Funding from each Rating Agency that such amendment will not result in the reduction or withdrawal of the respective ratings of such Rating Agency for any securities issued by the Trust; provided, further, that Capital One shall have delivered to Funding an Officer's Certificate of Capital One, dated the date of such action, stating that Capital One reasonably believes that such action will not cause a Pay Out Event. Any conveyance (including, without limitation, any Supplemental Conveyance) or reassignment executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to each Rating Agency.

          Section 9.02. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 9.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested and postage prepaid, to (a) in the case of Capital One, to Capital One, F.S.B., 8000 Jones Branch Drive, McLean, Virginia 22102, Attention: General Counsel (facsimile: (703) 875-1589), (b) in the case of Funding, Capital One Funding, LLC, 140 East Shore Drive, Room 1048, Glen Allen, Virginia 23059, Attention:
Albert Ciafre (facsimile: (804) 290-6202) and (c) in the case of the Trustee, The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286
Attention: Corporate Trust Administration (facsimile no. (212) 815-2493); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party in accordance with this Section 9.03.

          Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 9.05. Assignment. Notwithstanding anything to the contrary contained herein, other than Funding's assignment of its right, title, and interest in, to, and under this Agreement to the Trustee as contemplated by the Pooling and Servicing Agreement and Section 9.06 hereof, this Agreement may not be assigned by the parties hereto; provided, however, that Capital One shall have the right to assign its right, title and interest in, to and under this Agreement to (a) any successor by merger assuming this Agreement and (b) to any entity;

provided, further, that (x) in the case of an assignment pursuant to clauses (a) and (b), Capital One has given 10 day's prior notice to Funding, the Trustee and each Rating Agency, and (y) in the case of an assignment pursuant to clause (b), written confirmation has been received by Funding and the Trustee from each Rating Agency that such assignment will not result in the reduction or withdrawal of the respective ratings of such Rating Agency for any securities issued by the Trust.

          Section 9.06. Acknowledgement and Agreement of Capital One. By execution below, Capital One expressly acknowledges and agrees that all of Funding's right, title, and interest in, to, and under this Agreement, including, without limitation, all of Funding's right, title, and interest in and to the Purchased Assets, may be assigned by Funding to the Trustee, and Capital One consents to such assignment. Capital One further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against Funding, due to a breach by Funding of this Agreement or for any other reason, and notwithstanding the bankruptcy of Funding or any other event whatsoever, Capital One's sole remedy shall be a claim against Funding for money damages, and then only to the extent of funds available to Funding, and in no event shall Capital One assert any claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt by the Trustee of Collections with respect to the Purchased Assets. Additionally, Capital One agrees that any amounts payable by Capital One to Funding hereunder which are to be paid by Funding to the Trustee or the Servicer shall be paid by Capital One directly to the Trustee or the Servicer, as applicable, as assignee of Funding.

          Section 9.07. Further Assurances. Funding and Capital One agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party or the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction.

          Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Funding or Capital One, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 9.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 9.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trust and the Trustee shall be considered third-party beneficiaries of this Agreement.

          Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

          Section 9.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by Funding to the Trustee pursuant to the Pooling and Servicing Agreement.

          Section 9.15. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, Capital One shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause Funding or the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against Funding or the Trust under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Funding or the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Funding or the Trust.

                               [END OF ARTICLE IX]

          IN WITNESS WHEREOF, Funding and Capital One have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the date first above written.

                                  CAPITAL ONE, F.S.B.



                                  By:  /s/ Bonnie A. Seideman
                                       -------------------------------------
                                       Name: Bonnie A. Seideman
                                       Title: Manager of Securitization



                                  CAPITAL ONE FUNDING, LLC



                                  By:  /s/ Albert A. Ciafre
                                       -------------------------------------
                                       Name: Albert A. Ciafre
                                       Title: Assistant Vice President

Acknowledged and Accepted by:

THE BANK OF NEW YORK,
as Trustee



By:  /s/ Scott J. Tepper
     --------------------------------
     Name: Scott J. Tepper
     Title: Assistant Vice President

                                                                       EXHIBIT A

                         FORM OF SUPPLEMENTAL CONVEYANCE

                         (As required by Section 2.02 of
                       the Receivables Purchase Agreement)


          SUPPLEMENTAL CONVEYANCE No. ___ dated as of _______________, by and between CAPITAL ONE, F.S.B., a federal savings bank ("Capital One"), and CAPITAL ONE FUNDING, LLC, a Virginia limited liability company ("Funding"), pursuant to the Receivables Purchase Agreement referred to below.


                                   WITNESSETH:

          WHEREAS, Capital One and Funding are parties to a Receivables Purchase Agreement, dated as of __________ __, 2002 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Receivables Purchase Agreement");

          WHEREAS, pursuant to the Receivables Purchase Agreement, Capital One wishes to designate Additional Accounts to be included as Accounts and Capital One wishes to convey its right, title and interest in the Receivables of such Additional Accounts, whether existing on the Additional Cut-Off Date or thereafter created, to Funding pursuant to the Receivables Purchase Agreement; and

          WHEREAS, Funding is willing to accept such designation and conveyance subject to the terms and conditions hereof.

          NOW, THEREFORE, Capital One and Funding hereby agree as follows:

          1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

          "Addition Date" shall mean, with respect to the Additional Accounts,
_____________.

          "Additional Accounts" shall mean the Additional Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and listed on
Schedule 1 hereto.

          "Additional Cut-Off Date" shall mean, with respect to the Additional Accounts, __________.

          "Additional Purchased Assets" shall have the meaning set forth in Subsection 3(a).

          2. Designation of Additional Accounts. Capital One delivers herewith an Account Schedule containing a true and complete list of the Additional Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be Schedule 1 to this Supplemental Conveyance and shall supplement Schedule 1 to the Receivables Purchase Agreement.

          3.   Conveyance of Receivables.

          (a) Capital One does hereby sell, transfer, assign, set over and otherwise convey to Funding, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the Additional Accounts, existing at the close of business on the Additional Cut-Off Date and thereafter created, all Interchange, Insurance Proceeds and Recoveries allocable to such Receivables, any Funds Collateral securing such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof (collectively, the "Additional Purchased Assets").

          (b) In connection with such sale and if necessary, Capital One agrees to record and file, at its own expense, one or more financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Additional Purchased Assets to Funding, and to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filing to Funding.

          (c) In connection with such sale, Capital One further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files that all Receivables created in connection with the Additional Accounts and the related Additional Purchased Assets have been conveyed to Funding pursuant to this Supplemental Conveyance.

          (d) The parties hereto intend that the conveyance of Capital One's right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from Capital One to Funding. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that Capital One shall be deemed to have granted, and Capital One does hereby grant, to Funding a first priority perfected security interest in all of Capital One's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of Capital One hereunder and under the Receivables Purchase Agreement.

          (e) To the extent that Capital One retains any interest in the Additional Purchased Assets, Capital One hereby grants to the Trustee a security interest in all of Capital One's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of Capital One hereunder, under the Receivables Purchase Agreement and under the Pooling and Servicing Agreement. With respect to such security interest and such collateral, the Trustee shall have all of the rights that it has under the Pooling and Servicing Agreement. The Trustee shall also have all of the rights of a secured creditor under the UCC.

          4. Acceptance by Funding. Funding hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, Capital One delivered to Funding the Account Schedule described in
Section 2 of this Supplemental Conveyance with respect to all Additional Accounts. [To be modified appropriately for Additional Accounts designated pursuant to Subsection 2.02(a)(ii) of the Receivables Purchase Agreement.]

          5. Representations and Warranties of Capital One. Capital One hereby represents and warrants to Funding as of the Addition Date that:

          (a) Legal, Valid and Binding Obligation. This Supplemental Conveyance constitutes a legal, valid and binding obligation of Capital One enforceable against Capital One in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

          (b) Eligibility of Accounts. On the Additional Cut-Off Date, each Additional Account designated hereby is an Eligible Account;

          (c) No Liens. Each Receivable in an Additional Account has been conveyed to Funding free and clear of any Lien;

          (d) Eligibility of Receivables. On the Additional Cut-Off Date, each Receivable existing in an Additional Account is an Eligible Receivable, and as of the date of creation of any Receivable in an Additional Account, such Receivable is an Eligible Receivable;

          (e) Selection Procedures. No selection procedure believed by Capital One to be adverse to the interests of Funding or its transferees has been used in selecting the Additional Accounts;

          (f) Transfer of Receivables. This Supplemental Conveyance constitutes a valid sale to Funding of all right, title and interest of Capital One in the Additional Purchased Assets, and such sale is perfected under the UCC;

          (g) No Conflict. The execution and delivery by Capital One of this Supplemental Conveyance, the performance by Capital One of the transactions contemplated by this Supplemental Conveyance and the fulfillment by Capital One of the terms hereof, will not conflict with or violate any organizational documents or by-laws applicable to Capital One or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which Capital One is a party or by which it or its properties are bound (other than violations of such mortgages, indentures, contracts and other agreements which do not affect the legality, validity or enforceability of any of such agreements or the Receivables and which, individually or in the aggregate, would not have a material adverse effect on Capital One or the transactions contemplated by, or its ability to perform its obligations under, this Supplemental Conveyance);

          (h) No Violation. The execution and delivery of this Supplemental Conveyance by Capital One, the performance by Capital One of the transactions contemplated by this Supplemental Conveyance and the fulfillment by Capital One of the terms hereof applicable to Capital One will not conflict with or violate any Requirements of Law applicable to Capital One;

          (i) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of Capital One, threatened, against Capital One before any Governmental Authority (i) asserting the invalidity of this Supplemental Conveyance, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Supplemental Conveyance, (iii) seeking any determination or ruling that, in the reasonable judgment of Capital One, would materially and adversely affect the performance by Capital One of its obligations under this Supplemental Conveyance or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Supplemental Conveyance which, in each case, if adversely determined would be reasonably likely to result in a material adverse effect on the transactions contemplated by this Supplemental Conveyance, or Capital One's ability to perform its respective obligations under, this Supplemental Conveyance; and

          (j) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Capital One in connection with the execution and delivery by Capital One of this Supplemental Conveyance and the performance of the transactions contemplated by this Supplemental Conveyance by Capital One have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not have a material adverse effect on this Supplemental Conveyance or the transactions contemplated hereby or on the ability of Capital One to perform its obligations under this Supplemental Conveyance.

          6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "Receivables Purchase Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

          7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          8. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

                                        CAPITAL ONE, F.S.B.




                                        By:  ___________________________________
                                             Name:
                                             Title:




                                        CAPITAL ONE FUNDING, LLC



                                        By:  ___________________________________
                                             Name:
                                             Title:




Acknowledged and Accepted by:

THE BANK OF NEW YORK,
as Trustee



By:  ________________________________
     Name:
     Title:

                                                                   Schedule 1 to
                                                                    Supplemental
                                                                      Conveyance

                               ADDITIONAL ACCOUNTS

                                                                      Schedule 1

                                LIST OF ACCOUNTS

                                      I-1